Exhibit 10.12

AMENDMENT
TO THE
HONEYWELL INTERNATIONAL INC. SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN FOR EXECUTIVES IN CAREER BANDS 6 AND ABOVE

          Pursuant to the authority granted to proper officers of Honeywell International Inc. (the “Company”) by the Management Development and Compensation Committee of the Board of Directors on December 11, 2009, the Honeywell International Inc. Supplemental Executive Retirement Plan for Executives in Career Bands 6 and Above shall be amended effective January 1, 2010 to include as eligible pay for an eligible participant (defined below) the greater of (a) the incentive compensation received under the terms of the Honeywell International Inc. Incentive Compensation Plan for Executive Employees (“ICP”) in 2009 (earned in 2008), or (b) the incentive compensation received under the terms of the ICP in 2010 (earned for 2009); provided, however, that if incentive compensation is included under clause (a), the value of the incentive compensation received in 2009 (earned in 2008) shall be reduced by the actual incentive compensation received and credited to Honeywell’s qualified pension plans and/or non-qualified pension plans in 2010 (earned for 2009) to avoid double counting. If incentive compensation is included under clause (a), such incentive compensation shall be treated under the applicable pension formula as eligible pay earned in 2009 and paid in 2010.

This amendment shall be subject to the following conditions:

(a)

an eligible participant is a participant who, on March 15, 2010, is earning a pension benefit under the Honeywell Retirement Earnings Plan and is employed by the Company in Band 5, 6 or 7, other than a participant who receives zero incentive compensation in 2010 (earned for 2009) and is coded in the Company’s records as having a performance planning reason for such (e.g., “performance issue” (PI) or “performance termination” (PT)); and

(b)	the amounts required to be included in eligible pay shall not be included more than one time.

HONEYWELL INTERNATIONAL INC.

/s/ Mark James
Mark James
Senior Vice President – Human Resources and Communications

Dated: January 12, 2010